ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                 COREFUNDS, INC.


                  COREFUNDS, INC. (the "Corporation"), formerly named Red Oak Cash Reserve Fund, Inc., a corporation organized under the laws of the State of Maryland, having its principal place of business at 680 East Swedesford Road, Wayne, Pennsylvania 19087, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940. As hereinafter set forth, the Corporation has classified its authorized, unissued and unclassified capital stock in accordance with Section 2-105(c) of the Maryland General Corporation Law and under authority contained in the Articles of Incorporation of the Corporation.

                  SECOND: Pursuant to the authority contained in Section 2-605(a)(4) of the Maryland General Corporation Law and under authority contained in Article VI of the Articles of Incorporation, the Board of Directors by a resolution adopted at a meeting held on September 7, 1995, voted to change the name of its series of common stock from Fiduciary Reserve Class Y, Fiduciary Reserve Class C, Fiduciary Treasury Reserve Class Y, Fiduciary Treasury Reserve Class C, Fiduciary Tax-Free Reserve Class Y and Fiduciary Tax-Free Reserve Class C to Elite Cash Reserve Class Y, Elite Cash Reserve Class C, Elite Treasury Reserve Class Y, Elite Treasury Reserve Class C, Elite Tax-Free Reserve Class Y and Elite Tax-Free Reserve Class C.

                  THIRD: Pursuant to the requirements of Section 2-607 of the Maryland General Corporation Law, the Board of Directors has determined to file of record these Articles of Amendment, which Amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law, and was approved by a majority of the Board without action by shareholders, and that such Amendment is solely for the purpose of changing the name of the Corporation's series of common stock.

                  FOURTH: The Articles of Incorporation of the Corporation are hereby amended by changing the Corporation's series of common stock set forth in
Article VI of the Articles of Incorporation, as supplemented, as follows:

         Fiduciary Reserve Class Y shall be designated Elite Cash Reserve Class Y; Fiduciary Reserve Class C shall be designated Elite Cash Reserve Class C; Fiduciary Treasury




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         Reserve Class Y shall be designated Elite Treasury Reserve Class Y;
         Fiduciary Treasury Reserve Class C shall be designated Elite Treasury Reserve Class C; Fiduciary Tax-Free Reserve Class Y shall be designated Elite Tax-Free Reserve Class Y; and Fiduciary Tax-Free Reserve Class C shall be designated Elite Tax-Free Reserve Class C.

                  FIFTH: As so redesignated each share of Cash Reserve Class Y, Cash Reserve Class C, Treasury Reserve Class Y, Treasury Reserve Class C, Elite Reserve Class Y, Elite Reserve Class C, Equity Fund Class Y, Equity Fund Class A, International Growth Fund Class Y, International Growth Fund Class A, Equity Index Fund Class Y, Equity Index Fund Class A, Growth Equity Fund Class Y, Growth Equity Fund Class A, Short Intermediate Bond Fund Class Y, Short Intermediate Bond Fund Class A, Elite Tax-Free Reserve Class Y, Elite Tax-Free Reserve Class C, Tax-Free Reserve Class Y, Tax-Free Reserve Class C, Elite Treasury Reserve Class Y, Elite Treasury Reserve Class C, Balanced Fund Class Y, Balanced Fund Class A, Government Income Fund Class Y, Government Income Fund Class A, Intermediate Municipal Bond Fund Class Y, Intermediate Municipal Bond Fund Class A, Global Bond Fund Class Y, Global Bond Fund Class A, Pennsylvania Municipal Bond Fund Class Y, Pennsylvania Municipal Bond Fund Class A, New Jersey Municipal Bond Fund Class Y, New Jersey Municipal Bond Fund Class A, Elite Government Reserve Class Y, Elite Government Reserve Class C, Special Equity Fund Class Y, Special Equity Fund Class A, Short-Term Income Fund Class Y, Short-Term Income Fund Class A, Bond Fund Class Y and Bond Fund Class A shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption that are set forth in the Corporation's Articles of Incorporation with respect to its shares of capital stock.

                  SIXTH: The officers of the Corporation be, and each of them hereby is, authorized and empowered to execute and deliver any and all documents, instruments, papers and writings, including but not limited to these Articles of Amendment to be filed with the State Department of Assessments and Taxation of Maryland and to do any and all other acts in the name of the Corporation, or on its behalf, as may be necessary or desirable in connection with the furtherance of the foregoing resolutions.

                  SEVENTH: The aforesaid action by the Board of Directors of the Corporation was taken pursuant to authority and power contained in the Articles of Incorporation of the Corporation.



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                  IN WITNESS WHEREOF, COREFUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 12th day of August, 1996.


                                                     COREFUNDS, INC.



                                                     By: /s/ David G. Lee
                                                         ---------------
                                                         President


[SEAL]

Attest:


/s/ James W. Jennings
---------------------
Secretary



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                  THE UNDERSIGNED, President of COREFUNDS, INC., who executed on behalf of said corporation the foregoing Articles of Amendment to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to the Charter to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                                              /s/ David G. Lee
                                                              ----------------
                                                              President


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